Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Flexpoint Sensor Systems, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Clark M. Mower, Chief Executive Officer, and John A. Sindt, Principal Financial Officer, of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 13, 2007

/s/Clark M. Mower

Clark M. Mower

Chief Executive Officer

Dated: November 13, 2007

/s/John A. Sindt

John A. Sindt

Principal Financial Officer